UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on July 7, 2021 by Krystal Biotech, Inc. (the “Company” or “Krystal”), on June 30, 2021 the Company entered into a Standard Form of Contract for Construction and the corresponding General Conditions of the Contract for Construction (collectively, the “Agreement”) with The Whiting-Turner Contracting Company (“Whiting-Turner”), pursuant to which Whiting-Turner is constructing and managing the construction of Krystal’s second commercial gene therapy facility (“ASTRA”) located in the Pittsburgh, Pennsylvania area (the “Project”). The 150,000 square foot ASTRA facility is under construction and expected to be completed and validated in 2022.

Effective September 13, 2021, Krystal, entered into a guaranteed maximum price amendment (the “Amendment”) to the Agreement to set forth the guaranteed maximum price, as well as the date by which Whiting-Turner is to achieve Substantial Completion (as defined in the Agreement). Under the Amendment, the guaranteed maximum price to be paid by Krystal is $78,870,514, subject to certain additions and deductions by change orders as provided in the Agreement, and the date of Substantial Completion of Whiting-Turner’s work under the Agreement is March 30, 2022. Whiting-Turner’s work under the Agreement represents a portion of the work necessary to complete construction of the ASTRA facility and, therefore the date of Substantial Completion of Whiting-Turner’s work under the Agreement does not equate to the date of completion of the Project. The guaranteed maximum price under the Agreement constitutes only a portion of the total estimated cost of building and equipping ASTRA. Krystal provides periodic updated estimates of the total estimated non-cancelable costs on a quarterly basis in its filings on Form 10-Q. The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the expected completion of the Project. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the sufficiency of cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in Krystal’s annual and quarterly reports on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent Krystal’s views as of the date of this filing. Krystal anticipates that subsequent events and developments may cause its views to change. However, while Krystal may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Krystal’s views as of any date subsequent to the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Document

10.1	Guaranteed Maximum Price Amendment dated September 13, 2021.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer